                                                   Exhibit 12

                      STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                     Exhibit 12

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
($ amounts in millions)
Three Months Ended March 31, 2004 and 2003

                                                                                            2004         2003
                                                                                          ---------   ---------

Income (loss) from continuing operations before income taxes and minority interest         $  27.3     $   2.1

Less:  Equity in earnings (losses) of affiliates                                               0.3        (0.1)
       Equity in earnings (losses) of venture capital partnership investments                 11.6        23.9

Add:   Distributed earnings of affiliates                                                      0.3         0.3
       Distributed earnings of venture capital partnership investments                        13.6         3.0
                                                                                          ---------   ---------

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital
  partnership investments                                                                  $  29.3     $ (18.4)
                                                                                          =========   =========

Fixed Charges:
  Interest expense on indebtedness (1)                                                      $   9.8     $   9.8
  Stock purchase contract adjustment payments                                                  2.0         2.0
  Rental expense                                                                               0.6         0.7
                                                                                          ---------   ---------
Total fixed charges                                                                        $  12.4     $  12.5
                                                                                          =========   =========

Income (loss) from continuing operations before income taxes, minority interest, equity in undistributed earnings of affiliates and venture capital
  partnership investments and fixed charges                                                $  41.7     $  (5.9)
                                                                                          =========   =========

Ratio of earnings to fixed charges                                                             3.4         -
                                                                                          =========   =========

Additional earnings required to achieve 1:1 ratio coverage                                     -       $  18.4
                                                                                          =========   =========

SUPPLEMENTAL RATIO - ratio of earnings to fixed charges
inclusive of interest credited on policyholder contract balances:

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital
  partnership investments                                                                  $  29.3     $ (18.4)
                                                                                          =========   =========

Fixed Charges:
  Total fixed charges, as above                                                            $  12.4     $  12.5
  Interest credited on policyholder contract balances                                         47.8        52.7
                                                                                          ---------   ---------
Total fixed charges, inclusive of interest credited on policyholder contract balances      $  60.2     $  65.2
                                                                                          =========   =========

Adjusted income from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital partnership investments plus fixed charges, inclusive of interest credited on policyholder
  contract balances                                                                        $  89.5     $  46.8
                                                                                          =========   =========

Ratio of earnings to fixed charges including interest
credited on policyholder contract balances                                                     1.5         0.7
                                                                                          =========   =========

Additional earnings required to achieve 1:1 ratio coverage                                     -       $  18.4
                                                                                          =========   =========

(1) Interest expense on collateralized obligations is not included as these are non-recourse liabilities to
Phoenix and the interest expense is solely funded by assets
pledged as collateral consolidated on our balance sheet.